Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE…BUSINESS AND FINANCIAL EDITORS

TRIQUINT ANNOUNCES RECORD REVENUE AND THIRD QUARTER RESULTS

HILLSBORO, OR (USA) – October 22, 2008 – TriQuint Semiconductor, Inc (NASDAQ: TQNT), a supplier of high performance products for wireless communications, announces its financial results for the quarter ended September 30, 2008, including the following highlights:

•	Revenues grew 47% sequentially to a record $186.3 million

•	Net income of $11.8 million and EPS of $0.08

•	Named a Top Supplier in RF Device Industry; GaAs Device Market Grows 17% annually[1]

•	Received Strategic Supplier & Innovation Awards from Northrop Grumman Corporation Electronic Systems

•	3G product revenue grew 195% sequentially

•	WLAN product revenue grew 33% sequentially

•	Military product revenue grew 22% year over year

Commenting on the results for the quarter ended September 30, 2008, Ralph Quinsey, President and Chief Executive Officer, stated “TriQuint delivered unprecedented revenue growth in the quarter and solid bottom line results. Each of our markets is contributing to our growth. Looking forward I see a strong and healthy new product pipeline and I am enthusiastic about TriQuint’s ability to deliver shareholder value. Based on the mid-point of our Q4 guidance TriQuint expects to achieve a record revenue year in 2008 and approximately 30% growth in non-GAAP earnings as compared to 2007.”

[1]	Strategy Analytics, August 2008

Summary Financial Results for the Quarter Ended September 30, 2008:

Revenues for the third quarter of 2008 were $186.3 million, and were up 52% from the third quarter of 2007 and 47% sequentially. Strong growth in 3G handset and wireless LAN products sales combined with a full quarter of results from WJ Communications drove the increase.

Net income for the third quarter of 2008 was $11.8 million, or $0.08 per diluted share, up from $3.4 million or $0.02 per diluted share in the prior quarter. Non-GAAP net income for the third quarter was $17.1 million or $0.12 per diluted share. Non-GAAP financial measures exclude stock based compensation charges and certain charges associated with the acquisition of WJ Communications. Please see the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Gross margin for the third quarter of 2008 was 31.4%, down from 34.6% in the prior quarter. On a non-GAAP basis, gross margin was 33.0%, down from a non-GAAP gross margin of 37.0% in the prior quarter. Precious metals pricing reduced gross profit by approximately $5.0 million due primarily to the sharp decline in platinum prices between the beginning and the end of the quarter. Additionally, inefficiencies associated with our large increase in sales volume were modestly greater than originally expected.

Operating expenses for the third quarter of 2008 were $46.3 million, or 24.7% of revenue, up from $41.8 million in the second quarter. Non-GAAP operating expenses were $44.0 million or 23.6% of revenue. Sequential growth in operating expenses was primarily driven by the inclusion of a full quarter of WJ Communications.

Cash, cash equivalents and short-term investments were $80.2 million as of September 30, 2008, a decrease of $18.1 million from June 30, 2008. The cash decrease was due to substantial capacity investments and an increase in accounts receivables due to revenue growth in the third quarter.

Outlook:

We estimate that fourth quarter 2008 revenue will be between $160 million and $175 million. Fourth quarter earnings are expected to range between $0.08 and $0.11 per diluted share. We expect non-GAAP earnings to range between $0.11 and $0.14 per diluted share. As of today, we are approximately 90% booked to the midpoint of revenue guidance for the fourth quarter.

Additional Information Regarding September 30, 2008 Results:

GAAP and non-GAAP financial measures are presented in the tables below. Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended					Nine Months Ended
	Q3 2008	Q2 2008	Change vs. Q2 2008	Q3 2007	Change vs. Q3 2007	Q3 2008	Q3 2007	Change vs. Q3 2007
Revenue	$186.3	$127.0	46.8%	$122.9	51.6%	$424.4	$347.3	22.2%

GM	31.4%	34.6%	-3.2%	32.2%	-0.8%	33.2%	30.0%	3.2%

Op Income	$12.3	$2.1	491.2%	$0.0	26593.5%	$17.0	$4.5	281.2%

Net Income	$11.8	$3.4	252.1%	$1.9	530.6%	$19.7	$9.6	104.5%

Diluted EPS	$0.08	$0.02	$0.06	$0.01	$0.07	$0.13	$0.07	$0.06

NON-GAAP RESULTS A
	Three Months Ended					Nine Months Ended
	Q3 2008	Q2 2008	Change vs. Q2 2008	Q3 2007	Change vs. Q3 2007	Q3 2008	Q3 2007	Change vs. Q3 2007
GM	33.0%	37.0%	-4.0%	32.8%	0.2%	34.9%	30.6%	4.3%

Op Income	$17.5	$8.3	110.8%	$10.0	75.1%	$30.8	$18.2	69.3%

Net Income	$17.1	$9.6	77.9%	$11.8	45.0%	$33.5	$23.4	43.2%

Diluted EPS	$0.12	$0.07	$0.05	$0.08	$0.04	$0.23	$0.17	$0.06

A	Excludes stock based compensation charges and charges associated with the acquisition of WJ Communications.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors may dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference using passcode 64973383. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (706) 645-9291, passcode 64973383.

Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin, operating expenses and operating income that exclude equity compensation expense and the charges associated with the acquisition of WJ Communications, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding TriQuint’s anticipated earnings and revenues, expected non-GAAP net income and the correlation between bookings and revenues. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint’s performance; demand for TriQuint’s products; ability to develop new products, improve yields, maintain product pricing and reduce costs; ability to win customers and continue to provide expected levels of inventory to them; and market conditions. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

FACTS ABOUT TRIQUINT:

Founded in 1985, we “Connect the Digital World to the Global Network”™ by supplying high-performance RF modules, components and foundry services to the world’s leading communications companies. Specifically, TriQuint supplies products to four out of the top five cellular handset manufacturers, and is a leading gallium arsenide (GaAs) supplier to major defense and space contractors. TriQuint creates standard and custom products using advanced processes that include gallium arsenide, surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies to serve diverse markets including wireless handsets, base stations, broadband communications and military. TriQuint is also lead researcher in a 3-year DARPA program to develop advanced gallium nitride (GaN) amplifiers. TriQuint, as named by Strategy Analytics in August 2008, is the number-three worldwide leader in GaAs devices and the world’s largest commercial GaAs foundry. TriQuint has ISO9001 certified manufacturing facilities in Oregon, Texas, and Florida and a production plant in Costa Rica; design centers are located in North America and Germany. Visit TriQuint at www.triquint.com/rf to register for our newsletters.

Steven Buhaly	Heidi A. Flannery
VP of Finance, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: 503.615.9401	Tel: 541.322.0230
Fax: 503.615.8904	Fax: 541.322.0231
Email: steve.buhaly@tqs.com	Email: heidi.flannery@ficomm.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 30, 2008	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash, cash equivalents and investments	$80,214	$98,320	$203,501
Accounts receivable, net	113,956	80,380	73,185
Inventories	107,244	109,675	67,231
Other current assets	28,268	31,908	15,668

Total current assets	329,682	320,283	359,585
Property, plant and equipment, net	255,606	247,973	204,553
Other, net	96,558	99,591	22,323

Total assets	$681,846	$667,847	$586,461

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$13,048	$—	$—
Accounts payable and accrued expenses	75,531	91,346	46,602
Other accrued liabilities	15,547	15,989	9,875

Total current liabilities	104,126	107,335	56,477
Long term income tax liability	10,537	10,520	10,193
Other long-term liabilities	14,176	14,857	4,943

Total liabilities	128,839	132,712	71,613
Stockholders’ equity	553,007	535,135	514,848

Total liabilities and stockholders’ equity	$681,846	$667,847	$586,461

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues	$186,347	$126,957	$122,918	$424,442	$347,292
Cost of goods sold	127,787	83,042	83,356	283,521	243,171

Gross profit	58,560	43,915	39,562	140,921	104,121
Operating expenses:
Research, development and engineering	25,234	21,664	16,532	66,841	45,900
Selling, general and administrative	21,148	18,758	15,382	56,187	46,071
In-process research and development	—	1,400	7,600	1,400	7,600
(Gain) loss on disposal of equipment	(101)	16	2	(518)	88

Total operating expenses	46,281	41,838	39,516	123,910	99,659

Operating income	12,279	2,077	46	17,011	4,462
Other income (expense):
Interest income	603	1,115	2,227	3,719	7,592
Interest expense	(134)	(10)	(6)	(148)	(1,642)
Foreign currency gain	136	399	78	715	273
Recovery of impairment	—	—	—	105	—
Other, net	19	18	51	38	84

Other income, net	624	1,522	2,350	4,429	6,307

Income before income tax	12,903	3,599	2,396	21,440	10,769
Income tax expense	1,060	235	518	1,753	1,144

Net Income	$11,843	$3,364	$1,878	$19,687	$9,625

Per Share Data
Basic per share net income	$0.08	$0.02	$0.01	$0.14	$0.07
Diluted per share net income	$0.08	$0.02	$0.01	$0.13	$0.07
Weighted-average shares outstanding:
Basic	145,029	143,712	140,718	143,897	139,679
Diluted	148,082	146,888	142,511	146,835	141,761

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	68.6%	65.4%	67.8%	66.8%	70.0%

Gross profit	31.4%	34.6%	32.2%	33.2%	30.0%
Operating expenses:
Research, development and engineering	13.5%	17.1%	13.5%	15.7%	13.2%
Selling, general and administrative	11.3%	14.8%	12.5%	13.2%	13.3%
In-process research and development	—	1.1%	6.2%	0.3%	2.2%
(Gain) loss on disposal of equipment	-0.1%	0.0%	0.0%	-0.1%	0.0%

Total operating expenses	24.7%	33.0%	32.2%	29.1%	28.7%

Operating income	6.7%	1.6%	0.0%	4.1%	1.3%
Other income (expense):
Interest income	0.3%	0.9%	1.8%	0.9%	2.2%
Interest expense	-0.1%	0.0%	0.0%	0.0%	-0.5%
Foreign currency gain	0.1%	0.3%	0.1%	0.2%	0.1%
Recovery of impairment	—	—	—	0.0%	—
Other, net	-0.0%	-0.0%	-0.0%	0.0%	0.0%

Other income, net	0.3%	1.2%	1.9%	1.1%	1.8%

Income before income tax	7.0%	2.8%	1.9%	5.2%	3.1%
Income tax expense	0.6%	0.2%	0.4%	0.4%	0.3%

Net Income	6.4%	2.6%	1.5%	4.8%	2.8%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Nine Months Ended
	September 30, 2008		June 30, 2008		September 30, 2007		September 30, 2008		September 30, 2007
	(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$58,560	31.4%	$43,915	34.6%	$39,562	32.2%	$140,921	33.2%	$104,121	30.0%
Adjustment for equity compensation charges	1,163	0.6%	1,099	0.9%	731	0.6%	3,248	0.7%	2,090	0.6%
Adjustment for charges associated with acquisitions
Amortization of intangible assets	814	0.5%	272	0.2%	—	0.0%	1,086	0.4%	—	0.0%
Increase in value of inventory	966	0.5%	1,706	1.3%	—	0.0%	2,672	0.6%	—	0.0%

NON-GAAP GROSS PROFIT	$61,503	33.0%	$46,992	37.0%	$40,293	32.8%	$147,927	34.9%	$106,211	30.6%
GAAP OPERATING EXPENSES	$46,281	24.7%	$41,838	33.0%	$39,516	32.2%	$123,910	29.1%	$99,659	28.7%
Adjustment for equity compensation charges	(2,064)	-1.0%	(1,677)	-1.3%	$(1,611)	-1.3%	(5,156)	-1.2%	(4,092)	-1.2%
Adjustment for charges associated with acquisitions							—
Amortization of intangible assets	(205)	-0.1%	(68)	-0.1%	—	0.0%	(273)	-0.1%	—	0.0%
In-process research and development	—	0.0%	(1,400)	-1.1%	(7,600)	-6.2%	(1,400)	-0.3%	(7,600)	-2.2%

NON-GAAP OPERATING EXPENSES	$44,012	23.6%	$38,693	30.5%	$30,305	24.7%	$117,081	27.5%	$87,967	25.3%
GAAP OPERATING INCOME	$12,279	6.7%	$2,077	1.6%	$46	0.0%	$17,011	4.1%	$4,462	1.3%
Adjustment for equity compensation charges	3,227	1.7%	2,776	2.2%	2,342	1.9%	8,404	1.9%	6,182	1.8%
Adjustment for charges associated with the purchase of WJ Communications	1,985	1.1%	3,446	2.7%	7,600	6.2%	5,431	1.4%	7,600	2.2%

NON-GAAP OPERATING INCOME	$17,491	9.5%	$8,299	6.5%	$9,988	8.1%	$30,846	7.4%	$18,244	5.3%
GAAP NET INCOME	$11,843	6.4%	$3,364	2.6%	$1,878	1.5%	$19,687	4.8%	$9,625	2.8%
Adjustment for equity compensation charges	3,227	1.7%	2,776	2.2%	2,342	1.9%	8,404	1.9%	6,182	1.8%
Adjustment for charges associated with the purchase of WJ Communications	1,985	1.1%	3,446	2.7%	7,600	6.2%	5,431	1.4%	7,600	2.2%

NON-GAAP NET INCOME	$17,055	9.2%	$9,586	7.5%	$11,820	9.6%	$33,522	8.1%	$23,407	6.8%
GAAP DILUTED EARNINGS PER SHARE	$0.08		$0.02		$0.01		$0.13		$0.07
Adjustment for equity compensation charges	0.02		0.02		0.02		0.06		0.05
Adjustment for charges associated with the purchase of WJ Communications	0.02		0.03		0.05		0.04		0.05

NON-GAAP DILUTED EARNINGS PER SHARE	$0.12		$0.07		$0.08		$0.23		$0.17
GAAP COMMON SHARES ASSUMING DILUTION	148,082		146,888		142,511		146,835		141,761
Adjustment for equity compensation charges	20		530		460		63		523

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	148,102		147,418		142,971		146,898		142,284